                              THE RBB FUND, INC.

                         ARTICLES SUPPLEMENTARY TO THE
                                    CHARTER


          THE RBB FUND, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Board of Directors of the Corporation, an open-end investment company registered under the Investment Company Act of 1940, as amended, and having authorized capital of thirty billion (30,000,000,000) shares of common stock, par value $.001 per share, has adopted a unanimous resolution increasing the number of shares of common stock that are classified (but not increasing the aggregate number of authorized shares) into separate classes by:

          (1) classifying an additional one hundred million (100,000,000) of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of one hundred thousand dollars ($100,000), as Class YY Common Stock (Schneider Capital Management Value Fund Institutional Class);

          (2) classifying an additional one hundred million (100,000,000) of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of one hundred thousand dollars ($100,000), as Class ZZ Common Stock (BEA Long-Short Market Neutral Fund Institutional Class);

          (3) classifying an additional one hundred million (100,000,000) of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of one hundred thousand dollars ($100,000), as Class AAA Common Stock (BEA Long-Short Market Neutral Fund Advisor Class);

          (4) classifying an additional one hundred million (100,000,000) of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of one hundred thousand dollars ($100,000), as Class BBB Common Stock (BEA Long-Short Equity Fund Institutional Class);

          (5) classifying an additional one hundred million (100,000,000) of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of one hundred thousand dollars ($100,000), as Class CCC Common Stock (BEA Long-

     Short Equity Fund Advisor Class);

          (6) classifying an additional one hundred million (100,000,000) of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of one hundred thousand dollars ($100,000), as Class DDD Common Stock (Boston Partners Micro Cap Value Fund Institutional Class);

          (7) classifying an additional one hundred million (100,000,000) of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of one hundred thousand dollars ($100,000), as Class EEE Common Stock (Boston Partners Micro Cap Value Fund Investor Class);

          (8) classifying an additional one hundred million (100,000,000) of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of one hundred thousand dollars ($100,000), as Class FFF Common Stock (BEA Select Economic Value Equity Fund Institutional Class);

          (9) classifying an additional one hundred million (100,000,000) of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of one hundred thousand dollars ($100,000), as Class GGG Common Stock (BEA Select Economic Value Equity Fund Advisor Class); and

         (10) classifying an additional one hundred million (100,000,000) of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of one hundred thousand dollars ($100,000) as Class HHH Common Stock (BEA U.S. Core Equity Fund Advisor Class).

         SECOND: A description of the shares so classified with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation is as follows:

         A description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions or redemption of each class of common stock of the Corporation is set forth in Article VI, Section (6) of the Corporation's Charter, and has not been changed by the Board of Directors of the Corporation.

         The shares of Class YY Common Stock, Class ZZ Common Stock, Class AAA Common Stock, Class BBB Common Stock, Class CCC Common Stock, Class DDD Common Stock, Class EEE Common Stock,

Class FFF Common Stock, Class GGG Common Stock and Class HHH Common Stock will be issued without stock certificates.

         The shares of Class ZZ Common Stock and Class AAA Common Stock shall be invested in a common investment portfolio, with shares of Class ZZ Common Stock representing the Institutional Class of such portfolio and shares of Class AAA Common Stock representing the Advisor Class of such portfolio.

         The shares of Class BBB Common Stock and Class CCC Common Stock shall be invested in a common investment portfolio, with shares of Class BBB Common Stock representing the Institutional Class of such portfolio and shares of Class CCC Common Stock representing the Advisor Class of such portfolio.

         The shares of Class DDD Common Stock and Class EEE Common Stock shall be invested in a common investment portfolio, with shares of Class DDD Common Stock representing the Institutional Class of such portfolio and Class EEE Common Stock representing the Investor Class of such portfolio.

         The shares of Class FFF Common Stock and Class GGG Common Stock shall be invested in a common investment portfolio, with shares of Class FFF Common Stock representing the Institutional Class of such portfolio and Class GGG Common Stock representing the Advisor Class of such portfolio.

         The shares of Class HHH Common Stock and previously classified Class X shall be invested in a common investment portfolio, with shares of Class X Common Stock representing the Institutional Class of such portfolio and shares of Class HHH Common Stock representing the Advisor Class of such portfolio.

         THIRD: The shares aforesaid have been duly classified by the Board of Directors of the Corporation pursuant to authority and power contained in the charter of the Corporation.

         FOURTH: Immediately before the increase in the number of shares of common stock that have been classified into separate classes:

               (a) the Corporation had authority to issue thirty billion (30,000,000,000) shares of its common stock and the aggregate par value of all the shares of all classes was thirty million dollars ($30,000,000);

               (b) the number of shares of each authorized class of common stock was as follows:

Class A   -    one hundred million (100,000,000), par value $.001 per share;

Class B   -    one hundred million (100,000,000), par value $.001 per share;

Class C   -    one hundred million (100,000,000), par value $.001 per share;

Class D   -    one hundred million (100,000,000), par value $.001 per share;

Class E   -    five hundred million (500,000,000), par value $.001 per share;

Class F   -    five hundred million (500,000,000), par value $.001 per share;

Class G   -    five hundred million (500,000,000), par value $.001 per share;

Class H   -    five hundred million (500,000,000), par value $.001 per share;

Class I   -    one billion (1,000,000,000), par value $.001 per share;

Class J   -    five hundred million (500,000,000), par value $.001 per share;

Class K   -    five hundred million (500,000,000), par value $.001 per share;

Class L   -    one billion five hundred million (1,500,000,000), par value $.001 per share;

Class M   -    five hundred million (500,000,000), par value $.001 per share;

Class N   -    five hundred million (500,000,000), par value $.001 per share;

Class O   -    five hundred million (500,000,000), par value $.001 per share;

Class P   -    one hundred million (100,000,000), par value $.001 per share;

Class Q   -    one hundred million (100,000,000), par value $.001 per share;

Class R   -    five hundred million (500,000,000), par value $.001 per share;

Class S   -    five hundred million (500,000,000), par value $.001 per share;

Class T   -    five hundred million (500,000,000), par value $.001 per share;

Class U   -    five hundred million (500,000,000), par value $.001 per share;

Class V   -    five hundred million (500,000,000), par value $.001 per share;

Class W   -    one hundred million (100,000,000), par value $.001 per share;

Class X   -    fifty million (50,000,000), par value $.001 per share;

Class Y   -    fifty million (50,000,000), par value $.001 per share;

Class Z   -    fifty million (50,000,000), par value $.001 per share;

Class AA  -    fifty million (50,000,000), par value $.001 per share;

Class BB  -    fifty million (50,000,000), par value $.001 per share;

Class CC  -    fifty million (50,000,000), par value $.001 per share;

Class DD  -    one hundred million (100,000,000), par value $.001 per share;

Class EE  -    one hundred million (100,000,000), par value $.001 per  share;

Class FF  -    fifty million (50,000,000), par value $.001 per share;

Class GG  -    fifty million (50,000,000), par value $.001 per share;

Class HH  -    fifty million (50,000,000), par value $.001 per share;

Class II  -    one hundred million (100,000,000), par value $.001 per share;

Class JJ  -    one hundred million (100,000,000), par value $.001 per share;

Class KK  -    one hundred million (100,000,000), par value $.001 per share;

Class LL  -    one hundred million (100,000,000), par value $.001 per share;

Class MM  -    one hundred million (100,000,000), par value $.001 per share;

Class NN  -    one hundred million (100,000,000), par value $.001 per share;

Class OO  -    one hundred million (100,000,000), par value $.001 per share;

Class PP  -    one hundred million (100,000,000), par value $.001 per share;

Class QQ  -    one hundred million (100,000,000), par value $.001 per share;

Class RR  -    one hundred million (100,000,000), par value $.001 per share;

Class SS  -    one hundred million (100,000,000), par value $.001 per share;

Class TT  -    one hundred million (100,000,000), par value $.001 per share;

Class UU  -    one hundred million (100,000,000), par value $.001 per share;

Class VV  -    one hundred million (100,000,000), par value $.001 per share;

Class WW  -    one hundred million (100,000,000), par value $.001 per share;

Class XX  -    fifty million (50,000,0000), par value $.001 per share;

Class Janney Money  -    seven hundred million (700,000,000), par value $.001
                         per share;

Class Janney        -    two hundred million (200,000,000), par value $.001 per
Municipal Money          share;

Class Janney        -    five hundred million (500,000,000), par value $.001 per
Government Money         share;

Class Janney N.Y.   -     one hundred million (100,000,000), par
Municipal Money           value $.001 per share;

Class Beta    1     -     one million (1,000,000), par value $.001 per share;

Class Beta    2     -     one million (1,000,000), par value $.001 per share;

Class Beta    3     -     one million (1,000,000), par value $.001 per share;

Class Beta    4     -     one million (1,000,000), par value $.001 per share;

Class Gamma   1     -     one million (1,000,000), par value $.001 per share;

Class Gamma   2     -     one million (1,000,000), par value $.001 per share;

Class Gamma   3     -     one million (1,000,000), par value $.001 per share;

Class Gamma   4     -     one million (1,000,000), par value $.001 per share;

Class Delta   1     -     one million (1,000,000), par value $.001 per share;

Class Delta   2     -     one million (1,000,000), par value $.001 per share;

Class Delta   3     -     one million (1,000,000), par value $.001 per share;

Class Delta   4     -     one million (1,000,000), par value $.001 per share;

Class Epsilon 1     -     one million (1,000,000), par value $.001 per share;

Class Epsilon 2     -     one million (1,000,000), par value $.001 per share;

Class Epsilon 3     -     one million (1,000,000), par value $.001 per share;

Class Epsilon 4     -     one million (1,000,000), par value $.001 per share;

Class Zeta  1    -   one million (1,000,000), par value $.001 per share;

Class Zeta  2    -   one million (1,000,000), par value $.001 per share;

Class Zeta  3    -   one million (1,000,000), par value $.001 per share;

Class Zeta  4    -   one million (1,000,000), par value $.001 per share;

Class Eta   1    -   one million (1,000,000), par value $.001 per share;

Class Eta   2    -   one million (1,000,000) par value $.001 per share;

Class Eta   3    -   one million (1,000,000), par value $.001 per share;

Class Eta   4    -   one million (1,000,000), par value $.001 per share;

Class Theta 1    -   one million (1,000,000), par value $.001 per share;

Class Theta 2    -   one million (1,000,000), par value $.001 per share;

Class Theta 3    -   one million (1,000,000), par value $.001 per share; and

Class Theta 4    -   one million (1,000,000), par value $.001 per share;

for a total of thirteen billion nine hundred twenty-eight million
(13,928,000,000) shares classified into separate classes of common stock.

         After the increase in the number of shares of common stock that have been classified into separate classes:

               (c) the Corporation has the authority to issue thirty billion (30,000,000,000) shares of its common stock and the aggregate par value of all the shares of all classes is now thirty million dollars ($30,000,000); and

               (d) the number of authorized shares of each class is now as follows:

Class A   -    one hundred million (100,000,000), par value $.001 per share;

Class B       -          one hundred million (100,000,000), par value $.001 per
                         share;

Class C       -          one hundred million (100,000,000), par value $.001 per
                         share;

Class D       -          one hundred million (100,000,000), par value $.001 per
                         share;

Class E       -          five hundred million (500,000,000), par value $.001 per
                         share;

Class F       -          five hundred million (500,000,000), par value $.001 per
                         share;

Class G       -          five hundred million (500,000,000), par value $.001 per
                         share;

Class H       -          five hundred million (500,000,000), par value $.001 per
                         share;

Class I       -          one billion (1,000,000,000), par value $.001 per share;

Class J       -          five hundred million (500,000,000), par value $.001 per
                         share;

Class K       -          five hundred million (500,000,000), par value $.001 per
                         share;

Class L       -          one billion five hundred million (1,500,000,000), par
                         value $.001 per share;

Class M       -          five hundred million (500,000,000), par value $.001 per
                         share;

Class N       -          five hundred million (500,000,000), par value $.001 per
                         share;

Class O       -          five hundred million (500,000,000), par value $.001 per
                         share;

Class P       -          one hundred million (100,000,000), par value $.001 per
                         share;

Class Q       -          one hundred million (100,000,000), par value $.001 per
                         share;

Class R       -          five hundred million (500,000,000), par value $.001 per
                         share;

Class S       -          five hundred million (500,000,000), par value $.001 per
                         share;

Class T       -          five hundred million (500,000,000), par value $.001 per
                         share;

Class U       -          five hundred million (500,000,000), par value $.001 per
                         share;

Class V       -          five hundred million (500,000,000), par value $.001 per
                         share;

Class W       -          one hundred million (100,000,000), par value $.001 per
                         share;

Class X       -          fifty million (50,000,000), par value $.001 per share;

Class Y       -          fifty million (50,000,000), par value $.001 per share;

Class Z       -          fifty million (50,000,000), par value $.001 per share;

Class AA      -          fifty million (50,000,000), par value $.001 per share;

Class BB      -          fifty million (50,000,000), par value $.001 per share;

Class CC      -          fifty million (50,000,000), par value $.001 per share;

Class DD      -          one hundred million (100,000,000), par value $.001 per
                         share;

Class EE      -          one hundred million (100,000,000), par value $.001 per
                         share;

Class FF      -          fifty million (50,000,000), par value $.001 per share;

Class GG      -          fifty million (50,000,000), par value $.001 per share;

Class HH      -          fifty million (50,000,000), par value $.001 per share;

Class II      -          one hundred million (100,000,000), par value $.001 per
                         share;

Class JJ      -          one hundred million (100,000,000), par value $.001 per
                         share;

Class KK      -          one hundred million (100,000,000), par value $.001 per
                         share;

Class LL      -          one hundred million (100,000,000), par value $.001 per
                         share;

Class MM      -          one hundred million (100,000,000), par value $.001 per
                         share;

Class NN      -          one hundred million (100,000,000), par value $.001 per
                         share;

Class OO      -          one hundred million (100,000,000), par value $.001 per
                         share;

Class PP      -          one hundred million (100,000,000), par value $.001 per
                         share;

Class QQ      -          one hundred million (100,000,000), par value $.001 per
                         share;

Class RR      -          one hundred million (100,000,000), par value $.001 per
                         share;

Class SS      -          one hundred million (100,000,000), par value $.001 per
                         share;

Class TT      -          one hundred million (100,000,000), par value $.001 per
                         share;

Class UU      -          one hundred million (100,000,000), par value $.001 per
                         share;

Class VV      -          one hundred million (100,000,000), par value $.001 per
                         share;

Class WW      -          one hundred million (100,000,000), par value $.001 per
                         share;

Class XX      -          fifty million (50,000,0000), par value $.001 per share;

Class YY      -          one hundred million (100,000,000), par value $.001;

Class ZZ      -          one hundred million (100,000,000), par value $.001;

Class AAA     -          one hundred million (100,000,000), par value $.001;

Class BBB     -          one hundred million (100,000,000), par value $.001;

Class CCC     -          one hundred million (100,000,000), par value $.001;

Class DDD     -          one hundred million (100,000,000), par value $.001;

Class EEE     -          one hundred million (100,000,000), par value $.001;

Class FFF     -          one hundred million (100,000,000), par value $.001;

Class GGG     -          one hundred million (100,000,000), par value $.001;

Class HHH     -          one hundred million (100,000,000, par value $.001;

Class Janney Money       -    seven hundred million (700,000,000), par value
                              $.001 per share;

Class Janney             -    two hundred million (200,000,000), par
Municipal Money               value $.001 per share;

Class Janney             -    five hundred million (500,000,000), par
Government Money              value $.001 per share;

Class Janney N.Y.        -    one hundred million (100,000,000), par
Municipal Money               value $.001 per share;

Class Beta 1  -          one million (1,000,000), par value $.001 per share;

Class Beta 2  -          one million (1,000,000), par value $.001 per share;

Class Beta 3  -          one million (1,000,000), par value $.001 per share;

Class Beta 4  -          one million (1,000,000), par value $.001 per share;

Class Gamma 1 -          one million (1,000,000), par value $.001 per share;

Class Gamma 2 -          one million (1,000,000), par value $.001 per share;

Class Gamma 3 -          one million (1,000,000), par value $.001 per share;

Class Gamma 4 -          one million (1,000,000), par value $.001 per share;

Class Delta 1 -          one million (1,000,000), par value $.001 per share;

Class Delta 2 -          one million (1,000,000), par value $.001 per share;

Class Delta 3 -          one million (1,000,000), par value $.001 per share;

Class Delta 4 -          one million (1,000,000), par value $.001 per share;

Class Epsilon 1 -        one million (1,000,000), par value $.001 per share;

Class Epsilon 2 -        one million (1,000,000), par value $.001 per share;

Class Epsilon 3 -        one million (1,000,000), par value $.001 per share;

Class Epsilon 4 -        one million (1,000,000), par value $.001 per share;

Class Zeta 1  -          one million (1,000,000), par value $.001 per share;

Class Zeta 2  -          one million (1,000,000), par value $.001 per share;

Class Zeta 3  -          one million (1,000,000), par value $.001 per share;

Class Zeta 4  -          one million (1,000,000), par value $.001 per share;

Class Eta 1   -          one million (1,000,000), par value $.001 per share;

Class Eta 2   -          one million (1,000,000) par value $.001 per share;

Class Eta 3   -          one million (1,000,000), par value $.001 per share;

Class Eta 4   -          one million (1,000,000), par value $.001 per share;

Class Theta 1 -          one million (1,000,000), par value $.001 per share;

Class Theta 2 -          one million (1,000,000), par value $.001 per share;

Class Theta 3 -          one million (1,000,000), par value $.001 per share; and

Class Theta 4 -          one million (1,000,000), par value $.001 per share;

for a total of fourteen billion nine hundred twenty-eight million
(14,928,000,000) shares classified into separate classes of common stock.

          IN WITNESS WHEREOF, The RBB Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed Secretary on June 24, 1998.


                                        THE RBB FUND, INC.
WITNESS:


  /s/ Morgan R. Jones                   /s/ Edward J. Roach
 -------------------------              ------------------------
      Morgan R. Jones                        Edward J. Roach
      Secretary                              President

          THE UNDERSIGNED, President of The RBB Fund, Inc., who executed on behalf of said corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges that the foregoing Articles Supplementary are the act of the said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                               /s/ Edward J. Roach
                                            ----------------------------
                                                   Edward J. Roach
                                                   President